Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Unity One Capital Incorporated. (the "Company") on Form 10-Q for the period ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Ross Yuan and Yungeng Hu, President and Chief Executive Officer, respectively of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 20, 2009	By:	/s/ Ross Yuan
Ross Yuan President
Dated: May 20, 2009	By:	/s/ Yungeng Hu
Yungeng Hu Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Unity One Capital Incorporated and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.